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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions 'Financial Highlights' in the Prospectus and 'Auditors' in the Statement of Additional Information and to the incorporation by reference of our report dated April 7, 1997, in this Registration Statement (Form N-1A No. 33-11611) of PaineWbber Municipal Series (comprising, respectively, the PaineWebber Municipal High Income fund and PaineWebber New York Tax-Free Income Fund).

                                                 ERNST & YOUNG LLP

New York, New York
June 30, 1997




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